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                                                                    EXHIBIT 10.1

                          LOAN AND SECURITY AGREEMENT


          THIS LOAN AND SECURITY AGREEMENT dated as of September 7, 1999, is made by Cypress Bioscience, Inc. ("Cypress"), a Delaware corporation having its principal place of business and chief executive office at 4350 Executive Drive, San Diego, California, 92121, and PRP, Inc. ("PRP"), a Delaware corporation having its principal place of business and chief executive office at 4350 Executive Drive, San Diego, California, 92121, (Cypress and PRP, individually and collectively the "Borrower"), in favor of Transamerica Business Credit Corporation, a Delaware corporation (the "Lender"), having its principal office at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 and having an office at 76 Batterson Park Road, Farmington, Connecticut 06032.

          WHEREAS, the Borrower has requested that the Lender make a Loan to the Borrower; and

          WHEREAS, the Lender has agreed to make such Loan on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce the Lender to extend credit, the Borrower hereby agrees with the Lender as follows:

     SECTION 1. DEFINITIONS.
                -----------

          As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

          Agreement shall mean this Loan and Security Agreement together with
          ---------
all schedules and exhibits hereto, as amended, supplemented, or otherwise modified from time to time.

          Applicable Law shall mean the laws of the State of Illinois (or any
          --------------
other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

          Business Day shall mean any day other than a Saturday, Sunday, or
          ------------
public holiday or the equivalent for banks in New York City or San Diego, California.

          Cash Equivalents means (i) securities issued, guaranteed or insured by
          ----------------
the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $100,000,000; (iii) investments in money market funds registered under the Investment Company Act of 1940; (iv) mutual funds, at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (iii) of this definition; and (v) other instruments, commercial paper or investments acceptable to the Lender in its sole discretion.

          Closing Date means the date on which the initial Loan is made
          ------------
hereunder.

          Code shall have the meaning specified in Section 8(d).
          ----

          Collateral shall have the meaning specified in Section 2.
          ----------
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          Collateral Access Agreement shall mean any landlord waiver, mortgagee
          ---------------------------
waiver, bailee letter, or similar acknowledgement of any warehouseman or processor in possession of any Collateral.

          Contingent Obligation means any direct, indirect, contingent or non-
          ---------------------
contingent guaranty or obligation for the indebtedness of another Person, except endorsements in the ordinary course of business.

          Effective Date shall mean the date on which all of the conditions
          --------------
specified in Section 3.3 shall have been satisfied.

          Event of Default shall mean any event specified in Section 7.
          ----------------

          Financial Statements shall have the meaning specified in Section 6.1.
          --------------------

          Fresenius shall mean collectively Fresenius Hemotechnology, Inc. and
          ---------
Fresenius Aktiengesellschaft, or any of its subsidiaries or affiliates.

          Fresenius Agreements shall mean collectively the Master Agreement
          --------------------
between Borrower and Fresenius dated March 4, 1999 and the other "Transaction Documents" (as defined therein).

          GAAP shall mean generally accepted accounting principles in the United
          ----
States of America, as in effect from time to time.

          Loans shall mean the loans and financial accommodations made by the
          -----
Lender to the Borrower in accordance with the terms of this Agreement and any Note delivered hereunder.

          Loan Documents shall mean, collectively, this Agreement, the Notes,
          --------------
the Intellectual Property Security Agreement, and all other present and future documents, agreements, certificates, instruments, and opinions delivered by the Borrower under, in connection with or relating to this Agreement, or any other present or future instrument or agreement between Lender and Borrower, as each of the same may be amended, modified, extended, restated or supplemented from time to time.

          Material Adverse Change shall mean, with respect to any Person, a
          -----------------------
material adverse change in the business, operations, results of operations, assets, liabilities, or financial condition of such Person taken as a whole.

          Material Adverse Effect shall mean, with respect to any Person, a
          -----------------------
material adverse effect on the business, operations, results of operations, assets, liabilities, or financial condition of such Person taken as a whole.

          Note shall mean each Promissory Note, in substantially the form
          ----
attached hereto, made by the Borrower in favor of the Lender, as amended, supplemented, or otherwise modified from time to time.

          Obligations shall mean and include all loans (including the Loans),
          -----------
advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender of any kind or nature, present or future, whether or not evidenced by the Note or any note, guaranty or other instrument, whether or not arising under or in connection with, this Agreement, any other Loan Document or any other present or future instrument or agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired (including without limitation all loans previously made by Lender to Borrower). The term includes, without limitation, all interest (including interest accruing on or after an bankruptcy, whether or not an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, reasonable attorneys' fees, taxes and any other sum properly chargeable to Borrower under this Agreement, the other Loan Documents or any other present or future agreement between Lender and Borrower.

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          Permitted Liens shall mean such of the following, whether now or
          ---------------
hereafter existing, as to which no enforcement, collection, execution, levy, or foreclosure proceeding shall have been commenced and be continuing: (a) liens for taxes, assessments, and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (b) deposits or pledges to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (c) licenses, restrictions, or covenants for or on the use of the Collateral which do not materially impair either the use of the Collateral in the operation of the business of the Borrower or the value of the Collateral; (d) attachment or judgment liens that do not constitute an Event of Default; (e) a lien on any item of equipment created substantially simultaneously with the acquisition of such equipment for the purpose of financing such acquisition, provided that such lien shall attach only to the equipment acquired and the proceeds thereof and Borrower's books relating to the foregoing (f) liens in favor of licensees (including Fresenius) of intellectual property licensed by the Borrower, whether on an exclusive or a non-exclusive basis in the ordinary course of business; (g) liens in favor of licensors of intellectual property licensed to the Borrower in the ordinary course of business; (h) liens in favor of lessees (including Fresenius) of real or personal property leased or subleased by the Borrower in the ordinary course of business; (i) liens in favor of lessors of real or personal property licensed to the Borrower in the ordinary course of business pursuant to operating or capital leases; (j) liens in favor of depository institutions and securities intermediaries constituting rights of set-off of a customary nature or bankers' or brokers' liens with respect to amounts or investment property on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks and securities intermediaries in the ordinary course of business; (k) liens in favor of Silicon Valley Bank ("Bank") existing on the date hereof on certain collateral (including goods and equipment) pursuant to a Loan and Security Agreement between Borrower and Bank dated March 5, 1998, as amended, provided such indebtedness does not exceed $105,000, and (l) liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (e) or (k) above, provided that any extension, renewal or refinancing lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness secured thereby does not increase.

          Person shall mean any individual, sole proprietorship, partnership,
          ------
limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (including any division, agency, or department thereof), and the successors, heirs, and assigns of each, including, but not limited to IMRE Europe, Ltd. and IMRE Services, Inc.

          Receivable shall have the meaning set forth in Section 8(e).
          ----------

          Schedule shall mean Schedule A hereto containing certain information
          --------
pertaining to the Borrower.

          Solvent means, with respect to any Person, that as of the date as to
          -------
which such Person's solvency is measured:

          (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with GAAP) as they become absolute and matured;

          (b) it has sufficient capital to conduct its business; and

          (c) it is able generally to meet its debts as they mature.

          Taxes shall have the meaning specified in Section 5.5.
          -----

SECTION 2. CREATION OF SECURITY INTEREST; COLLATERAL. The Borrower hereby
           -----------------------------------------
assigns and grants to the Lender a continuing general, lien on, and security interest in, all the Borrower's right, title, and interest in and to the collateral described in the next sentence (the "Collateral") to secure the payment and performance of

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all the Obligations, subject only to Permitted Liens. Collateral means
Receivables, Investment Property, Inventory, Equipment, and Other Property and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether cash or other property) and products thereof, including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith, and all records, files, computer programs and files, data and writings relating to the foregoing, and all equipment containing the foregoing.

Notwithstanding the foregoing, the assignment and grant of a security interest as provided herein shall not extend to (a) any government licenses or permits to the extent such assignment or grant would violate any governmental statute, law, rule, regulation or order, or (b) any contracts or licenses of intellectual property which by their terms would be breached by the assignment or grant of such security interest or with respect to which the assignment or granting of a security interest would violate any governmental statute, law, rule, regulation or order (it being understood and agreed, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such contract or license and any and all proceeds of such contract or license shall be subject to the security interests created pursuant to this Agreement).

          Equipment means all machinery, equipment, furniture, fixtures,
          ---------
conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, vehicles, and other equipment of every kind and nature and wherever situated now or hereafter owned by Borrower or in which Borrower may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing; and

          Inventory means all present and future goods intended for sale, lease
          ---------
or other disposition by Borrower including, without limitation, all raw materials, work in process, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, goods consigned to Borrower to the extent of its interest therein as consignee, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, and all documents of title or documents representing the same; and

          Investment Property means any and all investment property of Borrower,
          -------------------
including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising; and

          Other Property means all present and future instruments, documents,
          --------------
documents of title, securities, bonds, notes, promissory notes, drafts, acceptances, letters of credit and rights to receive proceeds of letters of credit, deposit accounts, chattel paper, certificates, insurance policies, insurance proceeds, leases, computer tapes, causes of action, judgments, claims against third parties, leasehold rights in any personal property, books, ledgers, files and records, general intangibles (including without limitation, all contract rights, tax refunds, rights to receive tax refunds, patents, patent applications, copyrights (registered and unregistered), royalties, licenses, permits, franchise rights, authorizations, customer lists, rights of indemnification, contribution and subrogation, computer programs, discs and software, trade secrets, computer service contracts, trademarks, trade names, service marks and names, logos, goodwill, deposits, choses in action, designs, blueprints, plans, know-how, telephone numbers and rights thereto, credits, reserves, and all forms of obligations whatsoever now or hereafter owing to Borrower), all property at any time in the possession or under the control of Lender, and all security given by Borrower to Lender pursuant to any other loan document or agreement; and

          Receivables means all present and future accounts and accounts
          -----------
receivable, together with all security therefor and guaranties thereof and all rights and remedies relating thereto, including any right of stoppage in transit.

     SECTION 3. THE CREDIT FACILITY.
                -------------------

          SECTION 3.1. Borrowings. The Lender, subject to the terms and conditions of this Agreement, agrees to make a Loan to Borrower in three drawdowns, at Borrower's request, in a principal amount not to exceed $5,000,000. Notwithstanding anything herein to the contrary, the Lender shall be obligated to make such Loan only after the Lender, in its good faith business judgment, determines that the applicable conditions for

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borrowing contained in Sections 3.3 and 3.4 are satisfied. The timing and financial scope of Lender's obligation to make Loans hereunder are limited as set forth in a commitment letter executed by Lender and Borrower, dated as of July 23, 1999 and attached hereto as Exhibit A (the "Commitment Letter").
                                     ---------

          SECTION 3.2. Application of Proceeds. The Borrower shall use the proceeds of the Loans for its general working capital purposes.

          SECTION 3.3. Conditions to Initial Loan.

    (a) The obligation of the Lender to make the initial Loan is subject to the Lender's receipt of the following, on or before the Closing Date, each dated the date of the initial Loan or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

        (i) completed requests for information (Form UCC-11) listing all effective Uniform Commercial Code financing statements naming the Borrower as debtor and all tax lien, judgment, and litigation searche for the Borrower as the Lender shall deem necessary or desirable;

        (ii) acknowledgment copies of Uniform Commercial Code financi statements (naming the Lender as secured party and the Borrower as debtor), duly filed in all jurisdictions that the Lender deems necessary or desirable to perfect and protect the security interests created hereunder, and evidence that all other filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Lender, a perfected first priority Lien on the Collateral (subject to Permitted Liens), to the extent a perfected first priority Lien on the Collateral can be created by filing a Uniform Commercial Code financing statement or taking the other Required Actions described in Section 5.9 below;

        (iii) a Note duly executed by the Borrower evidencing the amount of such Loan;

        (iv) an Intellectual Property Security Agreement, in form and substance satisfactory to the Lender and its counsel, duly executed by the Borrower, specifically identifying and granting to the Lender a security interest in all of the Borrower's intellectual property ;

        (v) if requested by the Lender, a Collateral Access Agreement duly executed by the lessor or mortgagee, as the case may be, of each premises where the equipment Collateral is located;

        (vi) a Notice of Security Interest, in form and substance satisfactory to the Lender and its counsel, to each financial institution at which any deposit accounts of Borrower are maintained except a notice of security interest will not be required or sent to financial institutions in the U.K., provided that such financial institutions do not contain at any time balances for the Borrower in excess of the equivalent of $40,000 U.S. dollars;

        (vii) the warrants described in the Commitment Letter, if any;

        (viii) certificates of insurance required under Section 5.4 of this Agreement together with loss payee endorsements for all such policies naming the Lender as lender loss payee and as an additional insured;

        (ix) a certificate of the Secretary or an Assistant Secretary of the Borrower ("Secretary's Certificate") certifying (A) that attached to the Secretary's Certificate is a true, complete, and accurate copy of the resolutions of the Board of Directors of the Borrower (or a unanimous consent of directors in lieu thereof) authorizing the execution, delivery, and performance of this Agreement, the other Loan Documents, and the transactions contemplated

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          hereby and thereby, and that such resolutions have not been amended or modified since the date of such certification and are in full force and effect; (B) the incumbency, names, and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party; (C) that attached to the Secretary's Certificate is a true and correct copy of the Articles or Certificate of Incorporation of the Company, as amended, which Articles or Certificate of Incorporation have not been further modified, repealed or rescinded and are in full force and effect; (D) that attached to the Secretary's Certificate of the Borrower is a true and correct copy of the Bylaws, as amended, which Bylaws of the Company have not been further modified, repealed or rescinded and are in full force and effect; and (E) that attached to the Secretary's Certificate is a valid Certificate of Good Standing issued by the Secretary of the State of the Borrower's state of incorporation;

               (xi) the opinion of counsel for the Borrower covering such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require;

               (xii) evidence of the consent or authorization of, filing with or other act by or in respect of any governmental agency or authority or any other Person required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby; and

               (xiii) such other documents, agreements and instruments as the Lender deems necessary in its reasonable discretion in connection with the transactions contemplated hereby.

          (b) The security interests in the Collateral granted in favor of the Lender under this Agreement shall have been duly perfected and shall constitute first priority liens, except for Permitted Liens , to the extent a perfected first priority lien can be created by filing a Uniform Commercial Code financing statement or taking the other Required Actions described in Section 5.9 below.

          SECTION 3.4 Condition to Additional Loans. The obligation of the Lender to make each additional Loan is subject to the Lender's receipt of a Note duly executed by the Borrower evidencing the amount of such Loan on or before the funding date of such Loan.

          SECTION 3.5. Additional Conditions Precedent. The obligation of the Lender to make each Loan (including the initial Loan) is subject to the satisfaction of the following additional conditions precedent:

          (a) There shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry, or other action
(i) seeking an injunction or other restraining order, damages, or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or thereby or (ii) which affects or could affect the business, prospects, operations, assets, liabilities, or condition (financial or otherwise) of the Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry, or other action could not reasonably be expected to have a Material Adverse Effect in the judgment of the Lender;

          (b) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

          (c) no Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or would result from the making of the requested Loan as of the date of such request; and

          (d) the Borrower shall be deemed to have hereby reaffirmed and ratified all security

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interests, liens, and other encumbrances heretofore granted by the Borrower to the Lender.

          SECTION 3.6. Interest Rate; Repayment. The interest rate applicable to each Loan made by the Lender hereunder, and the repayment date for such Loan, are as set forth in the Note evidencing such Loan.

          SECTION 4. REPRESENTATIONS AND WARRANTIES.
                ------------------------------

          SECTION 4.1. Good Standing; Qualified to do Business. The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of its organization, (b) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in the United States in which the failure to be so qualified could have a Material Adverse Effect on (i) the Borrower,
(ii) the Borrower's ability to perform its obligations under the Loan Documents, or (iii) the rights of the Lender hereunder.

          SECTION 4.2. Due Execution, etc. The execution, delivery, and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the organizational documents, if any, of the Borrower, and do not (a) violate any law or regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage, or deed of trust or any material lease, agreement, or other instrument binding on the Borrower or any of its properties, or (c) require the consent, authorization by, or approval of or notice to or filing or registration with any governmental authority or other Person, except as may be set forth in the Schedule and except as has been obtained. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 4.3. Solvency; No Liens. The Borrower is Solvent and will be Solvent upon the completion of all transactions contemplated to occur hereunder (including, without limitation, the Loan to be made on the Effective Date); the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral other than Permitted Liens, to the extent a perfected first priority lien can be created by filing a Uniform Commercial Code financing statement or taking the other Required Actions described in Section 5.9 below; and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer, and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person other than Permitted Liens.

          SECTION 4.4. No Judgments, Litigation. No judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower's knowledge, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or threatened litigation, contested claims, and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower except as may be set forth in the Schedule.

          SECTION 4.5. No Defaults. Except as may be set forth in the Schedule
(1) the Borrower is not in default or has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound; and (2) the Borrower knows of no dispute regarding any contract, lease, or commitment which could reasonably be expected to have a Material Adverse Effect on the Borrower.

          SECTION 4.6. Collateral Locations. The address of the principal place of business and chief executive office of Borrower is, and the books and records of Borrower and all of its chattel paper and records relating to Collateral are maintained exclusively in the possession of Borrower at, the address of Borrower specified in the heading of this Agreement. Borrower has places of business, and Collateral is located, only at such address and at the addresses set forth in the Schedule and at any additional locations reported to the Lender as provided in Section 5.7 as to which the Lender has taken all necessary action to perfect and protect its security interests in the Collateral at any such locations.

          SECTION 4.7. Corporate and Trade Names; Federal Tax ID. During the past five years, Borrower has not been known by or used any other corporate, trade or fictitious name except for its name as set forth on the signature page of this Agreement and the other names specified in the Schedule. The Borrower's Federal Tax ID number is as set forth in the Schedule.

          SECTION 4.8. No Events of Default. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          SECTION 4.9. No Limitation on Lender's Rights. Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

          SECTION 4.10. Perfection and Priority of Security Interest. This Agreement creates a valid and, upon completion of all required filings of financing statements, perfected, and first priority and exclusive, security interest in the Collateral, except for any Permitted Liens, securing the payment of all the Obligations, to the extent a perfected first priority lien can be created by filing a Uniform Commercial Code financing statement or taking the other Required Actions described in Section 5.9 below.

          SECTION 4.11. Intellectual Property. Set forth in the Schedule is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights (registered and unregistered), and all applications therefor and licenses thereof, of Borrower. Borrower owns or licenses all material patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of the foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. To the best of its knowledge after due inquiry, Borrower has not infringed any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person by the sale or use of any product, process, method, substance, part or other material presently contemplated to be sold or used, where such sale or use would reasonably be expected to have a Material Adverse Effect and no claim or litigation is pending, or to the best of Borrower's knowledge, threatened against or affecting Borrower that contests its right to sell or use any such product, process, method, substance, part or other material.

          SECTION 4.12. Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any shareholders of Borrower or any governmental authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of Borrower following such consummation, except (i) those that have been obtained or made, (ii) the filing of financing statements under the Code and (iii) any necessary filings with U.S. Copyright Office and the U.S. Patent and Trademark Office.

          SECTION 4.13. Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

          SECTION 4.14. Taxes. Borrower has properly completed and timely filed all income tax returns it is required to file, and all Taxes, assessments, fees and other governmental charges for periods beginning prior to the date of this Agreement have been timely paid (or, if not yet due or being disputed in good faith, adequate reserves therefor have been established in accordance with GAAP) and Borrower has no liability for Taxes in excess of the amounts so paid or reserves so established. No deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental agency or authority against Borrower and no notice of any tax lien has been filed. There are no pending or (to the best knowledge of Borrower) threatened audits, investigations or claims for or relating to any liability for Taxes and there are no matters under discussion with any governmental agency or authority which could result in an additional material liability for Taxes.

          SECTION 4.15. Financial Statements. Borrower has provided to the Lender complete and accurate Financial Statements, which have been prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year-end adjustments with respect to unaudited financial statements) consistently applied throughout the periods involved and fairly present the financial position and results of operations of Cypress and its consolidated subsidiaries for each of the periods covered, subject, in the case of any quarterly financial statements, to normal year-end adjustments and the absence of notes. Except for reimbursement obligations relating to a $200,000 letter of credit issued in favor of the landlord of the Redmond, Washington premises, Borrower has no Contingent Obligation or liability for Taxes, unrealized losses, unusual forward or long-term commitments or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. Since the last date covered by such Financial Statements, there has been no sale, transfer or other disposition by Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Borrower at said date other than the sale, transfer or other disposition of assets in the ordinary course of business. Since said date, (i) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect and (ii) none of the capital stock of Borrower has been redeemed, retired, purchased or otherwise acquired for value by Borrower.

          SECTION 4.16. Accuracy and Completeness of Information. All data, reports, and information heretofore, contemporaneously, or hereafter furnished by or on behalf of the Borrower in writing to the Lender or for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports, and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports, and information not misleading at such time. There are no facts now known to the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion, or other written statement previously furnished by the Borrower to the Lender.

     SECTION 5. COVENANTS OF THE BORROWER.
                -------------------------

          SECTION 5.1. Existence, etc. The Borrower shall: (a) retain its existence and its current yearly accounting cycle, (b) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the profitable conduct of its business unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Borrower, (c) subject to Section 5.18 below, continue in, and limit its operations to, the same general lines of business as those presently conducted by it, and (d) comply with all applicable laws and regulations of any federal, state, or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

          SECTION 5.2. Notice to the Lender. As soon as possible, and in any event within five days after the Borrower learns of the following, the Borrower will give written notice to the Lender of the following:

          (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local, or foreign court or before any commission or other regulatory body (federal, state, local, or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $100,000 in the aggregate,

          (b) any contract that is terminated or amended and which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower,

          (c) the occurrence of any Material Adverse Change with respect to the Borrower;

          (d) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto;

          (e) of any discovery or determination by Borrower that any computer application (including those of its suppliers and vendors) that is material to its business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect;

          (f) of any material damage to, the destruction of or any other material loss to any Collateral owned or used by Borrower other than any such Collateral with a net book value (individually or in the aggregate) less than $50,000 or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such Collateral owned or used by Borrower together with the amount of the damage, destruction, loss or diminution in value; and

          (g) of the opening of any new bank account or other deposit account, and any new securities account.

          SECTION 5.3. Maintenance of Books and Records. Borrower shall (i) maintain books and records (including computer records) pertaining to the Collateral in such detail, form and scope as is customary for companies in similar businesses in similar situations and (ii) provide the Lender and its agents access to the premises of Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence and during the existence of an Event of Default, or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at Borrower's expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of Borrower with any officer or director of Borrower or with Borrower's accountants. Borrower shall reimburse the Lender for the reasonable travel and related expenses of the Lender's employees or, at the Lender's option, of such outside accountants or examiners as may be retained by the Lender to verify or inspect Collateral, records or documents of Borrower on a regular basis or for a special inspection if the Lender deems the same appropriate. Absent an Event of Default, Lender's examinations shall be limited to 2 days per annum and a maximum cost of $600 per diem. Said limitations shall not apply if there is an Event of Default hereunder. If, in connection herewith, the Lender's own employees are used, Borrower shall also pay therefor $600 per person per day (or such other amount as shall represent the Lender's then current standard charge for the same) subject to the limitation above as to pre default costs, or, if outside examiners or accountants are used, Borrower shall also pay the Lender, subject to the limitation above as to pre default costs, such reasonable sum as the Lender may be obligated to pay as fees therefor.

          SECTION 5.4. Insurance. Borrower shall maintain public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to the Lender in its commercially reasonable judgment, all of which policies covering the Collateral shall name the Lender as an additional insured and lender loss payee in case of loss, and contain other provisions as the Lender may reasonably require to protect fully the Lender's interest in the Collateral and any payments to be made under such policies.

          SECTION 5.5. Taxes. The Borrower will pay, when due, all taxes, assessments, claims, and other charges ("Taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP. If any Taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed therefor, then, without notice to the Borrower, but on the Borrower's behalf, the Lender may pay such Taxes, and the amount thereof shall be included in the Obligations.

          SECTION 5.6. Borrower to Defend Collateral Against Claims; Fees on Collateral. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens. The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges, permit fees, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale, or use of the Collateral, other than taxes on or measured by the Lender's income and fees, assessments, charges, and taxes which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP.

          SECTION 5.7. Change of Location, Structure, or Identity. The Borrower will give Lender at least 10 days prior written notice of any change of Borrower's chief executive office or of the opening of any additional place of business. The Borrower will not move or permit the movement of any item of Collateral from the locations specified in the Schedule, except that the Borrower may keep Collateral at other locations within the United States provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to the Lender) necessary or, in the opinion of the Lender, desirable to perfect and maintain in favor of the Lender a first priority security interest in the Collateral. Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower may keep any Collateral consisting of motor vehicles or rolling stock or other goods which are mobile and which are of a type normally used in more than one jurisdiction at any location in the United States.

          SECTION 5.8. Use of Collateral; Licenses; Repair. The Collateral shall be operated by competent, qualified personnel in connection with the Borrower's business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws, and government regulations, and the Borrower shall use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards. The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals, and consents required by federal, state, or local laws or by any governmental body, agency, or authority in connection with the delivery, installation, use, and operation of the Collateral.

          SECTION 5.9. Further Assurances. The Borrower will, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document reasonably required by the Lender (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or , subject to the Permitted Liens, subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages, or other documents (all in form and substance satisfactory to the Lender), mark any chattel paper, deliver any instruments to the Lender, and take any other actions that are necessary or, in the opinion of the Lender, desirable to perfect or continue the perfection and the first priority of the Lender's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement, in all cases subject to Permitted Liens, provided that Borrower shall be required to take the following actions with respect to perfection of Lender's lien on the Collateral: (i) the filing of Uniform Commercial Code financing statements under the Code, (ii) delivery of a Notice of Security Interest to each financial institution located in the United States at which any deposit accounts of Borrower are maintained, (iii) the making of all necessary filings with the U.S. Copyright Office and the U.S. Patent and Trademark Office, and (iv) the delivery to Lender of any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral (collectively, the "Required Actions"). The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Agreement, the Borrower will pay all costs reasonably incurred in connection with any of the foregoing.

          SECTION 5.10. No Disposition of Collateral. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby and Permitted Liens. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of this Agreement, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender. Following such a sale, the Borrower will transfer such proceeds to the Lender in kind.

          SECTION 5.11. No Limitation on Lender's Rights. The Borrower will not enter into any contractual obligations which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

          SECTION 5.12. Protection of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right at any time to make any payments and do any other acts the Lender may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest, or compromise any encumbrance, charge, or lien which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder, subject to Permitted Liens, and appear in, and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. The Borrower hereby agrees to reimburse the Lender for all payments made and expenses incurred under this Agreement including reasonable fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender's gross negligence or willful misconduct. The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

          SECTION 5.13. Delivery of Items. The Borrower will (a) promptly (but in no event later than three Business Days) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender and (b) deliver to the Lender as soon as available copies of any and all press releases and other similar communications issued by the Borrower.

          SECTION 5.14. Solvency. The Borrower shall be and remain Solvent at all times.

          SECTION 5.15. Intellectual Property. Borrower shall do and cause to be done all things necessary to preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices, except to the extent that the failure to preserve or maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower agrees, promptly, and in any event not later than 60 days after the date hereof, to file an application to register any of its currently unregistered copyrightable software and computer programs and other materials that Borrower determines in its best judgment should be registered with the U.S. Copyright Office in Washington, D.C. (the "Copyright Office") and to promptly provide Lender with evidence of such filing. Borrower will, upon request, on an ongoing basis, promptly file an application to register any future unregistered copyrightable software and computer programs and other materials with the Copyright Office.

          SECTION 5.16. Fundamental Changes. The Borrower shall not (a) amend or modify its name, unless the Borrower delivers to the Lender thirty days prior to any such proposed amendment or modification written notice of such amendment or modification and within ten days before such amendment or modification delivers executed Uniform Commercial Code financing statements (in form and substance satisfactory to the Lender) or (b) merge or consolidate with any other entity or make any material adverse change, which change results from a single transaction or series of related transactions, but not from the sale of newly issued securities to investors, in its capital structure, in each case without the Lender's prior written consent which shall not be unreasonably withheld other than (i) issuances of new equity, (ii) corporate partnering agreements entered into in the ordinary course of business, and (iii) acquisitions to the extent permitted by Section 5.23 below.

          SECTION 5.17. Contingent Obligations. Borrower will not, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding (i) indemnities given in connection with this Agreement or the other Loan Documents in favor of the Lender or in connection with the sale of inventory or other asset dispositions permitted hereunder or in connection with the licensing of intellectual property or products in the ordinary course of business and (ii) guaranties in favor of Fresenius under or in connection with the Fresenius Agreements, except Contingent Obligations and other similar third party credit support relating to obligations of vendors and suppliers of Borrower in respect of transactions entered into in the normal course of business, provided that the aggregate amount of any such guarantees and other similar third party credit support shall not exceed $100,000 at any time outstanding, and provided further that no Default or Event of Default shall exist either immediately prior to or after giving effect to the making of the foregoing guarantees or the entering into any third party credit support transactions.

          SECTION 5.18. Change in Nature of Business. Borrower will not at any time make any material change in the lines of its business as carried on at the date of this Agreement or enter into any new line of business; provided that Borrower may enter businesses reasonably related or incidental to its current lines of business.

          SECTION 5.19. Sales of Assets. Borrower will not, directly or indirectly, in any fiscal year, sell, transfer or otherwise dispose of any of its assets, or grant any option or other right to purchase or otherwise acquire any of its assets other than (i) equipment with an aggregate value of less than $50,000 the proceeds of which shall be paid to the Lender and applied to the Obligations, (ii) sales of inventory in the ordinary course of business and
(iii) licenses or sublicenses on a non-exclusive or exclusive basis of intellectual property in the ordinary course of Borrower's business.

          SECTION 5.20. Loans to Other Persons. Borrower will not at any time make loans or advance any credit (except to trade debtors in the ordinary course of business) to any Person in excess of $100,000 in the aggregate at any time for all such loans, except that Borrower may make cashless advances of credit to senior members of Borrower's management team to purchase restricted stock of Borrower.

          SECTION 5.21. Dividends, Stock Redemptions. Borrower will not, directly or indirectly, pay any dividends or distributions on, purchase, redeem or retire any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding ("Stock"), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower, except for (i) repurchases or redemptions of convertible debentures existing on the date of this Agreement either for cash or stock (ii) dividends paid solely in stock of the Borrower, and (iii) repurchases of stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restrictions agreements at such time as any such employee, director or consultant terminates his or her affiliations with the Borrower, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to such repurchase, and provided further that the total amount paid in connection therewith by Borrower shall not exceed $100,000 in any consecutive 12-month period.

          SECTION 5.22. Investments in Other Persons. Borrower will not, directly or indirectly, at any time make or hold any investment in any Person (whether in cash, securities or other property of any kind) other than (i) investments in Cash Equivalents (ii) the loans and advances permitted by Section
5.20 above and (iii) investments in subsidiaries not to exceed $40,000 (except this limitation shall not apply to PRP), in existence on the date hereof in an amount not to exceed the amount of such investment on the date hereof.

          SECTION 5.23. Acquisition of Stock or Assets. Borrower will not acquire or commit or agree to acquire all or any stock, securities or assets of any other Person other than (i) inventory and equipment acquired in the ordinary course of business and (ii) rights as licensee under an exclusive license of intellectual property.

          SECTION 5.24. Partnerships; Subsidiaries; Joint Ventures; Management Contracts. Borrower will not at any time create any direct or indirect subsidiary, enter into any joint venture or similar arrangement (other than joint ventures or strategic partnerships consisting of non-exclusive or exclusive licensing of technology or products or the providing of technical support) or become a partner in any general or limited partnership or enter into any management contract (other than an employment contract for the employment of an officer or employee entered into in the regular course of Borrower's business) permitting third party management rights with respect to Borrower's business. The Borrower shall not advance any monies, assets of any nature or kind, stock or other capital to any of its subsidiaries or pay any dividends or make distributions to any of its subsidiaries, including but not limited to, IMRE Services, Inc. and IMRE Europe, Ltd. In addition, Borrower shall not maintain any financial assets outside of the United States, except Borrower may maintain balances outside the U.S. provided such balances do not exceed in the aggregate the equivalent of $40,000 U.S. dollars.

          SECTION 5.25. Additional Requirements. The Borrower shall take all such further actions and execute all such further documents and instruments as the Lender may reasonably request.

          SECTION 6. FINANCIAL STATEMENTS. Until the payment and satisfaction in
                     --------------------
full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

          SECTION 6.1. Annual Financial Statements. As soon as available, but not later than 90 days after the end of each fiscal year of Cypress and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders equity for Cypress and its consolidated subsidiaries (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification; and

          SECTION 6.2. Quarterly Financial Statements. As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters in any fiscal year of Cypress and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

          SECTION 7. EVENTS OF DEFAULT. The occurrence of any of the following
                     -----------------
events shall constitute an Event of Default hereunder:

          (a) the Borrower shall fail to pay within five (5) days of when due any principal, interest, fee or other amount required to be paid by the Borrower under or in connection with any Note and this Agreement;

          (b) any representation or warranty made or deemed made by the Borrower under or in connection with any Loan Document or any Financial Statement shall prove to have been false or incorrect in any material respect when made or deemed made;

          (c) the Borrower shall fail to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.4, 5.7, 5.10, 5.14 or
5.16 through 5.25 hereof or (ii) any other term, covenant, or agreement contained in any Loan Document (other than the other Events of Default specified in this Section 7) and such failure remains unremedied for the earlier of fifteen days from (A) the date on which the Lender has given the Borrower written notice of such failure and (B) the date on which the Borrower knew or should have known of such failure;

          (d) any defined "Event of Default" shall occur under any other Loan Document; or Borrower or any Person shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or any Liens granted in any of the Collateral shall be determined to be void, voidable or invalid, are subordinated (except as provided in Section 2 hereof) or are not given the priority contemplated by this Agreement (except for Permitted Liens); or any Loan Document shall for any reason cease to create a valid and perfected Lien on the Collateral purported to be covered thereby, of first priority (except for Permitted Liens), to the extent a perfected first priority lien can be created by filing a Uniform Commercial Code financing statement or taking the other Required Actions described in Section 5.9 above;

          (e) dissolution, liquidation, winding up, or cessation of the Borrower's business, failure of the Borrower generally to pay its debts as they mature, admission in writing by the Borrower of its inability generally to pay its debts as they mature, or calling of a meeting of the Borrower's creditors for purposes of compromising any of the Borrower's debts;

          (f) the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for sixty days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceedings;

          (g) an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, the appointment of a trustee, custodian, receiver, or similar official for the Borrower or for any substantial property of the Borrower, or any action by the Borrower authorizing any such proceeding;

          (h) the Borrower shall default in (i) the payment of principal or interest on any indebtedness in excess of $100,000 (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, and such payment default has not been cured within any applicable grace period unless such default has been waived by such Person; or (ii) the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity, and such default has not been cured within any applicable grace period unless such default has been waived by such Person; or (iii) any loan or other agreement under which the Borrower has received financing from Transamerica Corporation or any of its affiliates, beyond the period of grace, it any, provided in such loan or other agreement unless such default has been waived;

          (i) the Borrower suffers or sustains a Material Adverse Change as determined in Lender's good faith business judgment;

          (j) any tax lien, other than a Permitted Lien, is filed of record against the Borrower and is not bonded or discharged within ten Business Days;

          (k) any judgment or order for the payment of money in excess of $100,000 and not otherwise covered by applicable insurance shall be rendered against the Borrower and such judgment or order shall not be stayed, vacated, bonded, or discharged within sixty days;

          (l) any material covenant, agreement, or obligation, as determined in the good faith business judgment of the Lender, made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; or

          (m) there is a change, which change results from a single transaction or series of related transactions, but not from the sale of newly issued securities to investors, in more than 50% of the ownership of any equity interests of the Borrower on the closing date of such transaction or series of related transactions or more than 50% of such interests become subject to any contractual, judicial, or statutory lien, charge, security interest, or encumbrance.

          SECTION 8. REMEDIES. If any Event of Default shall have occurred and
                     --------
be continuing:

          (a) The Lender may, without prejudice to any of its other rights under any Loan Document or Applicable Law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 7(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment, or protest, which are hereby expressly waived.

          (b) The Lender may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same.

          (c) The obligation of the Lender, if any, to make additional Loans or financial accommodations of any kind to the Borrower shall immediately terminate.

          (d) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.

          (e) The Lender may accelerate or extend the time of payment, compromise, issue credits, or bring suit on all accounts receivable ("Receivables") and other Collateral (in the name of Borrower or the Lender) and otherwise administer and collect the Receivables and other Collateral.

          (f) The Lender may collect, receive, dispose of and realize upon any investment property Collateral, including withdrawal of any and all funds from any securities accounts.

          (g) The Lender may (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable, and (ii) notify account debtors on the Receivables and other Collateral that the Receivables and Collateral have been assigned to the Lender, and that payments in respect thereof shall be made directly to the Lender. If an Event of Default has occurred and is continuing, Borrower hereby irrevocably authorizes and appoints the Lender, or any Person the Lender may designate, as its attorney-in-fact, at Borrower's sole cost and expense, to exercise, all of the following powers, which are coupled with an interest and are irrevocable, until all of the Obligations have been indefeasibly paid and satisfied in full in cash: (A) to receive, take, endorse, sign, assign and deliver, all in the name of the Lender or Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (B) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Lender may designate; and
(C) to take or bring, in the name of the Lender or Borrower, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to enforce or effect collection of Receivables and other

Collateral or file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any obligor of Borrower.

          (h) The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower recognizes that the Lender may be unable to make a public sale of any or all of any investment property Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

          (i) Unless expressly prohibited by any licensor thereof, the Lender is hereby granted a license to use all computer software programs, data bases, processes, trademarks, tradenames and materials used by Borrower in connection with its businesses or in connection with the Collateral.

          (j) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under applicable law, or directed by a court of competent jurisdiction, to make payment of such surplus.

          (k) Notwithstanding anything contained herein to the contrary, Lender shall exercise its rights and remedies hereunder and under any other Loan Document subject to the rights of Fresenius under the Fresenius Agreements.

          SECTION 9. MISCELLANEOUS PROVISIONS.
                     ------------------------

          SECTION 9.1. Notices. Except as otherwise provided herein, all notices, approvals, consents, correspondence, or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery, or certified or registered mail, postage prepaid, if to the Lender, then to at 76 Batterson Park Road, Farmington, Connecticut 06032, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, and if to the Borrower, then to 4350 Executive Drive, San Diego, California, 92121, or such other address as shall be designated by the Borrower or the Lender to the other party in accordance herewith. All such notices and correspondence shall be effective when received.

          SECTION 9.2. Headings. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

          SECTION 9.3. Assignments and Participations. The Borrower shall not have the right to assign any Note or this Agreement or any interest therein unless the Lender shall have given the Borrower prior written consent and the Borrower and its assignee shall have delivered assignment documentation in form and substance satisfactory to the Lender in its sole discretion. The Lender may assign (without the consent of Borrower) to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (provided that such Person, or any affiliate or subsidiary thereof, shall not be a direct or indirect competitor of the Borrower). The Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any Loans); provided, however, that the Lender's obligations under this Agreement shall remain unchanged. The Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Agreement, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower furnished to the Lender by or on behalf of Borrower. In handling any confidential information of Borrower, Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with an audit or similar investigation of Lender, and (v) as Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

          SECTION 9.4. Amendments, Waivers, and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only by a writing signed by the Lender and shall bind and benefit the Borrower and the Lender and their respective successors and assigns, subject, in the case of the Borrower, to the first sentence of Section 9.3.

          SECTION 9.5. Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in a Note shall have the meaning set forth in the applicable Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with any Note, or any term or provision thereof, and is not dealt with therein with more specificity, this Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          SECTION 9.6. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon the Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees, and assigns.

          SECTION 9.7. Reinstatement. To the extent permitted by law, this Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee, or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          SECTION 9.8. Survival of Provisions. All representations, warranties, and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

          SECTION 9.9. Indemnification. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees, and counsel from and against any and all costs, expenses, claims, or liability incurred by the Lender or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such Person. In addition and without limiting the generality of the foregoing, Borrower shall, upon demand, pay to the Lender all reasonable costs and expenses incurred by the Lender (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and pay to the Lender all reasonable costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Lender in order to enforce or defend any of its rights under or in respect of this Agreement, any other Loan Document or any other document or instrument now or hereafter executed and delivered in connection herewith, collect the Obligations or otherwise administer this Agreement, foreclose or otherwise realize upon the Collateral or any part thereof, prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce the Lender's security interest in, the Collateral; and otherwise represent the Lender in any litigation relating to Borrower.

          SECTION 9.10. Counterparts; Signatures by Facsimile. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents and any notices given in connection herewith or therewith may be executed and delivered by facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

          SECTION 9.11. Severability. In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.12. Delays; Partial Exercise of Remedies. No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

          SECTION 9.13. Entire Agreement. The Borrower and the Lender agree that this Agreement, the Schedule hereto, and the Commitment Letter are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof. Should there exist any inconsistency between the terms of the Commitment Letter and this Agreement, the terms of this Agreement shall prevail.

          SECTION 9.14. Setoff. In addition to and not in limitation of all rights of offset that the Lender may have under Applicable Law, and whether or not the Lender has made any demand or the Obligations of the Borrower have matured, the Lender shall have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits and other obligations then or thereafter owing by the Lender to or for the credit or the account of the Borrower.

          SECTION 9.15 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

          SECTION 9.16 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of

Illinois (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of Illinois (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Obligations and other indebtedness of Borrower to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements between the parties hereto.

          SECTION 9.17. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 9.18. GOVERNING LAW. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          SECTION 9.19. Venue; Service of Process. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (a) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (b) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM, OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 9.1 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

          IN WITNESS WHEREOF, the undersigned Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

                              CYPRESS BIOSCIENCE, INC.


                              By: /s/  Carl F. Bobkoski
                                 -----------------------------
                                Name:  Carl F. Bobkoski
                                       -----------------------
                                Title: President & COO
                                       -----------------------


                              PRP, INC.


                              By: /s/  Carl F. Bobkoski
                                 -----------------------------
                                Name:  Carl F. Bobkoski
                                       -----------------------
                                Title: President & COO
                                       -----------------------


Accepted as of the
7th day of September, 1999

TRANSAMERICA BUSINESS CREDIT CORPORATION


By: /s/  Robert D. Pomeroy, Jr.
   ---------------------------------
 Name:  Robert D. Pomeroy, Jr.
        ----------------------------
 Title: Executive Vice President
        ----------------------------

                                  Schedule A

                                      to

                          Loan and Security Agreement

Consents and Approvals (Section 4.2):

Other Places of Business and Locations of Collateral (Section 4.6):

Prior Names of Obligor (Section 4.7):

Prior Trade Names of Obligor (Section 4.7):

Existing Trade Names of Obligor (Section 4.7):

Federal Tax ID (Section 4.7):

Registered and Unregistered Patents (Section 4.11):

Registered and Unregistered Trademarks (Section 4.11):

Registered Copyrights (Section 4.11):